                                  EXHIBIT 10.33

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT


        This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of December 28, 1998 by and among Versant Corporation, a California corporation (the "COMPANY"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an "INVESTOR" and collectively referred to as the "INVESTORS").


                                 R E C I T A L S

        A. The Company is currently in need of funds for working capital purposes.

        B. The Investors are willing to purchase shares of the Company's Common Stock, and warrants to purchase Common Stock, as provided in this Agreement.

        NOW THEREFORE, the parties hereby agree as follows:

        1. PURCHASE AND SALE. Each Investor agrees, severally and not jointly, to purchase from the Company the number of shares of the Company's Common Stock (the "SHARES"), no par value, set forth beside such Investor's name on Exhibit A at a price of $2.00 per share, together with a warrant to purchase from the Company the number of shares of the Company's Common Stock set forth beside such Investor's name on Exhibit A (each, a "WARRANT" and collectively, the "WARRANTS"), at an exercise price of $2.25 per share, for the warrant purchase price associated with such Warrant, in substantially the form attached hereto as Exhibit B and the Company agrees to sell to each Investor the Shares and a Warrant on the terms set forth herein.

        2. CLOSING. The purchase and sale of the Shares and Warrants will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at 11:00 a.m. Pacific Time, on December 28, 1998 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Shares listed on Exhibit A mutually agree upon, either orally or in writing (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company will deliver to each Investor a certificate for the Shares and a Warrant against delivery to the Company by such Investor of the full purchase price of such Shares and Warrant, paid by a check payable to the Company's order or wire transfer of funds to the Company.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to the

Investors by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and complete:

               3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

               3.2 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Warrants and the Registration Rights Agreement (as defined in Section 5.7 below) and the authorization, issuance, reservation for issuance and delivery of all the Shares and the Common Stock that is issuable under exercise of the Warrants (the "EXERCISE SHARES") has been taken or will be taken prior to the execution of this Agreement, and this Agreement, the Warrants and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally; and (ii) the effect of rules of law governing the availability of equitable remedies.

               3.3 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement, to issue the Shares and the Exercise Shares, and to carry out and perform all its obligations under this Agreement, the Warrants and the Registration Rights Agreement.

               3.4 Proceedings. There is no pending action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, hearing, or investigation, commenced, brought, conducted or heard by or before, any governmental body or any arbitrator or arbitration panel ("PROCEEDING"), and to the Company's knowledge, no person or entity has threatened to commence any Proceeding, (i) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement or (ii) that might result, either individually or in the aggregate, in any material adverse change in the business, assets, financial condition, results of operations or prospects of the Company. The Company is not party or subject to the provisions of any order, writ, injunction, judgment, stipulation or decree of any court, administrative agency, commission, regulatory authority or other governmental agency or instrumentality that are likely to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company.

               3.5 Non-Contravention; Consents; No Liens. Neither the execution and delivery of this Agreement, the Warrants or the Registration Rights Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement, will directly or indirectly (with or without notice or lapse of time):

                      (a) contravene, conflict with or result in a violation of
(i) any of the provisions of the Company's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's Board of Directors or any committee of the Company's Board of Directors;

                      (b) contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign or other law, statute, legislation, ordinance, rule, regulation or ruling that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any governmental body, or any order to which the Company, or any of the assets owned or used by the Company, is subject;

                      (c) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any of the Company's material agreements; or

                      (d) result in the creation of any lien, charge or encumbrance upon any asset of the Company.

With the exception of any necessary filings pursuant to federal and state securities laws, and except as disclosed on the Schedule of Exceptions, the Company will not be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement or the consummation or performance of any of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement.

               3.6 Brokers. The Company has not agreed or become obligated to pay, and has not taken any action that likely would result in any person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

               3.7 Full Disclosure; SEC Reports; SEC Matters.

                      (a) This Agreement (including all exhibits hereto) does not contain any untrue statement of material fact and does not omit to state any fact necessary to make any of the representations, warranties or statements contained herein on behalf of the Company not misleading with respect to the Company.

                      (b) As of the date of this Agreement, the Company has provided the Investors or their counsel with full and complete access to all of the Company's records and other documents and data requested by them.

                      (c) The Company has filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all such reports and amendments thereto, collectively, the "COMPANY SEC REPORTS"). None of such Company SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (d) The Company has filed all material contracts required to be filed with the SEC pursuant to the Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "1933 ACT") and the Exchange Act.

                      (e) The Company is eligible to file Form S-3 registration statements under the 1933 Act with the SEC in connection with offerings of outstanding Company securities to be offered for the account of any person other than the Company, so long as such person is not a registered broker-dealer.

               3.8 Valid Issuance. The Shares and the Exercise Shares, when issued in compliance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

               3.9 Capitalization. As of the date of this Agreement, the capitalization of the Company consists of the following:

                      (a) Preferred Stock. A total of 3,000,000 authorized shares of preferred stock, no par value per share, none of which is issued and outstanding.

                      (b) Common Stock. A total of 30,000,000 authorized shares of common stock, no par value per share (the "Common Stock"), of which 9,449,305 shares are issued and outstanding.

                      (c) Options, Warrants, Reserved Shares. Except for: (i) the 216,988 shares of Common Stock reserved for issuance upon the exercise of outstanding options under the Company's 1989 Stock Option Plan; (ii) the 1,863,485 shares of Common Stock reserved for issuance under the Company's 1996 Equity Incentive Plan under which options to purchase 1,796,634 shares are outstanding; (iii) the 99,337 shares of Common Stock available for issuance under the Company's 1996 Employee Stock Purchase Plan; (iv) the 125,000 shares of Common Stock reserved for issuance under the Company's 1996 Directors Stock Option Plan under which options to purchase 75,000 shares are outstanding; and (v) the 1,880,000 shares of Common Stock reserved for issuance upon the conversion of an outstanding Convertible Subordinated Secured Promissory Note of the Company, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

               3.10 No Material Adverse Change. Since September 30, 1998, the business of the Company has been operated in the ordinary course and substantially consistent with past practice, and, except as disclosed in the Company SEC Reports, there has not been any material adverse change in the business, assets, financial condition, results of operations or prospects of the Company.

        4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company that:

               4.1 Authorization. This Agreement, the Warrant to be purchased by such Investor and the Registration Rights Agreement constitute such Investor's valid and legally binding obligation, enforceable in accordance with their respective terms except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. The Investor represents that such Investor has full power and authority to enter into this Agreement, the Warrant to be purchased by such Investor and the Registration Rights Agreement.

               4.2 Purchase for Own Account. The Shares and Warrant to be purchased by such Investor hereunder and the Exercise Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

               4.3 Disclosure of Information. Such Investor believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares and Warrant to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and Warrant and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in
Section 3.

               4.4 Investment Experience. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

               4.5 Restricted Securities. Such Investor understands that the Shares, Warrants and Exercise Shares are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

               4.6 No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares, Warrants or Exercise Shares.

               4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares, Warrants or Exercise Shares unless and until:

                      (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Shares, Warrants or Exercise Shares in compliance with SEC Rule 144; (ii) for any transfer of any Shares, Warrants or Exercise Shares by an Investor to any affiliate (as that term is defined in Rule 405 promulgated under the 1933 Act) of such Investor; (iii) for any transfer of any Shares, Warrants or Exercise Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or a shareholder of such corporation or (B) the estate of any such partner or shareholder; or (iv) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder.

               4.8 Legends. It is understood that the certificates evidencing the Shares, Warrants or Exercise Shares will bear the legend set forth below:

                      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE

SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        5. CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which conditions may be waived by written, oral or telephone communication to the Company, its counsel or to counsel to the Investors:

               5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

               5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

               5.3 Compliance Certificate. The Company shall have delivered to the Investors at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investors.

               5.4 Securities Exemptions. The offer and sale of the Shares, Warrants and Exercise Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

               5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

               5.6 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since September 30, 1998.

               5.7 Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the "REGISTRATION RIGHTS AGREEMENT").

               5.8 Delivery of Shares and Warrants. The Company shall have delivered to such Investor a certificate for the Shares and the Warrant to be purchased by such Investor pursuant to this Agreement.

        6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

               6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               6.2 Payment of Purchase Price. Such Investor shall have delivered to the Company the purchase price in accordance with the provisions of Section 2.

               6.3 Securities Exemptions. The offer and sale of the Shares, Warrants and Exercise Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

               6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

        7.     MISCELLANEOUS.

               7.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

               7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               7.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a recognized national courier service, fees prepaid and addressed to the party to be notified, in the case of the Company, at 6539 Dumbarton Circle, Fremont, California 94555, and in the case of an Investor at the address indicated for such party on Exhibit A, or at such other address as such party may designate by ten (10) days advance written notice to all other parties.

               7.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of at least a majority of the aggregate of the Shares and the Exercise Shares then issued or issuable. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares, Warrants or Exercise Shares at the time outstanding, each future holder of such securities, and the Company.

               7.5 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such matters.

               7.6 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

               7.7 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

               7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be enforced to the maximum extent possible consistent with applicable law and the balance of the Agreement shall remain in full force and effect.

               7.9 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



VERSANT CORPORATION                          SPECIAL SITUATIONS FUND III LP


By:_______________________________           By::_______________________________

Name:_____________________________           Name::_____________________________

Title:____________________________           Title::____________________________


SPECIAL SITUATIONS CAYMAN LP                 SPECIAL SITUATIONS TECHNOLOGY
                                             FUND LP


By:_______________________________           By::_______________________________

Name:_____________________________           Name::_____________________________

Title:____________________________           Title::____________________________




        [SIGNATURE PAGE TO COMMON STOCK AND WARRANT PURCHASE AGREEMENT.]

                                          EXHIBIT A

                              SCHEDULE OF INVESTORS


                                                                       Shares of
                                      Shares of         Stock         Common Stock       Warrant            Total
                                    Common Stock       Purchase        Subject to       Purchase           Purchase
Investor                             Purchased          Price            Warrant          Price              Price
--------                            ------------      ----------      ------------      ----------       -------------
Special Situations Fund III LP          472,500       $  945,000          236,250       $29,531.25       $  974,531.25
153 East 53rd Street
51st Floor
New York, NY 10022

Special Situations Cayman LP            157,500       $  315,000           78,750       $ 9,843.75       $  324,843.75
153 East 53rd Street
51st Floor
New York, NY 10022

Special Situations                       70,000       $  140,000           35,000       $ 4,375.00       $  144,375.00
Technology Fund LP
153 East 53rd Street
51st Floor
New York, NY 10022
                                     ----------       ----------       ----------       ----------       -------------
Total                                   700,000       $1,400,000          350,000       $43,750.00       $1,443,750.00

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS


        Versant issued 245,586 shares of its Common Stock in connection with its purchase of Soft Mountain S.A. Pursuant to the terms of the Soft Mountain agreement, Versant was obligated to register such shares with the SEC. The Soft Mountain agreement provides that if Versant does not register the shares by December 31, 1998, then Versant is obligated to pay the holders of such shares 6,190,000 French Francs in cash, by January 31, 1999, in return for such shares. Versant does not expect to be able to comply with its obligation to register the shares by December 31, 1998. Versant believes that it will be able to obtain the consent of the Soft Mountain registration rights holders to postpone Versant's obligation to file a registration statement to such shares until April 9, 1999, in exchange for the payment to such persons of up to $60,000 in cash and up to 50,000 shares of Versant Common Stock.

        Versant sold a convertible secure subordinated promissory note to Vertex Technology Fund Pte Ltd in the principal amount of $3,619,000. The note is convertible into Common Stock at the price of $1.925 per share. Versant is obligated to register the shares issuable upon conversion of the promissory note within 90 days of the closing of the sale of the note (October 16, 1998). Versant does not expect to be able to comply with such obligation, and believes that Vertex will agree to postpone Versant's obligation to file the registration statement until April 9, 1999.

        Versant is a defendant in various securities litigations, as described in Versant's filings with the SEC.



                                      -12-